Exhibit 99.1

PRESS RELEASE

Open Text Reports Second Quarter 2006 Financial Results

Waterloo, ON – February 1, 2006 – Open Text™ Corporation (NASDAQ:OTEX) (TSX:OTC), a leading provider of Enterprise Content Management (ECM) software, today announced unaudited financial results for its second quarter of fiscal 2006 ended December 31, 2005.

Total revenue for the second quarter of fiscal 2006 was $110.8 million (1), compared to $114.7 million for the same period last year. License revenue in the second quarter of fiscal 2006 was $37.1 million, compared to $42.6 million for the same period last year. Revenue was broadly based with 49% from North America, 46% from Europe and 5% from the Middle East and Asia.

Adjusted net income in the second quarter of fiscal 2006 was $15.4 million or $0.31 per share on a diluted basis, compared to $15.6 million or $0.30 per share on a diluted basis for the same period last year. (2)

Net income in accordance with US generally accepted accounting principles (“US GAAP”) for the second quarter of fiscal 2006 was $2.7 million or $0.05 per share on a diluted basis, compared to net income of $11.0 million or $0.21 per share on a diluted basis in the same period last year. During the second quarter of fiscal 2006, the Company took a pre-tax restructuring charge of $8.8 million.

Beginning July 1, 2005, Open Text adopted Financial Accounting Standard No. 123R, “Share-based payment” with respect to the expensing of share-based compensation. The US GAAP net income figure for the second quarter of fiscal 2006 reported above includes share-based compensation expense of $1.2 million (net of related tax effects) or approximately $0.02 per share on a diluted basis.

In the second quarter of fiscal 2006, operating cash flow was $16.3 million, compared to $11.7 million in the same period last year. Accounts receivable as of December 31, 2005 was $78.3 million, compared to $80.9 million at the same time last year. Days Sales Outstanding (DSO) was 64 days in the second quarter of fiscal 2006, compared to 63 days in the same period last year. Deferred revenue was $64.5 million as of December 31, 2005 compared to $63.3 million at the same time last year.

At the end of the second quarter of fiscal 2006, the Company had $87.7 million in cash, cash equivalents, and short-term investments. During the second quarter, Open Text placed a mortgage of approximately $13.0 million on the recently constructed Waterloo headquarters facility.

“I am pleased with the progress we have made this quarter in executing to plan. We believe our restructuring program has put us on track to meet our profitability goals. In driving that profitability, we are now focusing on key territories and high demand solutions,” said John Shackleton, President and CEO of Open Text. “We also continue to focus on enhancing our strategic partnerships, enabling us to deliver comprehensive ECM solutions with our partners.”

Guidance

For the third quarter of fiscal 2006 ending March 31, 2006, the Company estimates revenue will be in the range of $100 million to $110 million with adjusted EPS of approximately $0.24 to $0.34 on a diluted basis. (3)

On September 8, 2005, the Company announced a pre-tax restructuring charge of approximately $25 million to $30 million. Approximately $18.1 million of this charge was recognized in the first fiscal quarter of 2006 and $8.8 million was recognized in the second quarter of fiscal 2006. The Company expects to recognize the remaining restructuring charge amount of approximately $3.0 million during the third quarter of fiscal 2006.

Open Text’s actual results for future periods, including any charges taken, may vary from the guidance presented and such variations may be material. Please see the Safe Harbor language below and note (3) for information on the risks and uncertainties that may cause such variations. Please see note (2) below for a reconciliation of non-US GAAP based financial measures used in this press release, to US GAAP based financial measures.

Teleconference Call

Open Text will host a conference call on February 1, 2006 at 5:00 p.m. ET to discuss final financial results for its second quarter of fiscal 2006. To access the call, dial 416-640-1907. Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning February 1, 2006 at 7:00 p.m. ET through 11:59 p.m. on February 17, 2006, and can be accessed by dialing 416-640-1917 and using pass code #21170437.

For more information or to listen to the call via Web cast, please use the following link: www.opentext.com/events/event.html?id=5459669

About Open Text

Open Text™ is a leading provider of Enterprise Content Management (ECM) solutions that bring together people, processes and information in global organizations. Today, the Company supports almost 20 million seats across 13,000 deployments in 114 countries and 12 languages worldwide. For more information on Open Text, go to: www.opentext.com.

# # #

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 – Certain statements in this press release constitute forward-looking statements or forward-looking information within the meaning of applicable securities laws (“forward-looking statements”). Such forward-looking statements are not promises or guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Open Text, or developments in Open Text’s business or in its industry, to differ materially from the anticipated results, performance, achievements or developments expressed or implied by such forward-looking statements. Forward-looking statements include all disclosure regarding possible events, conditions or results of operations that are based on assumptions about future economic conditions, courses of action and other future events. Forward-looking statements also include any statement relating to future events, conditions or circumstances. Open Text cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements in this press release relate to, among other things, the future performance, financial or otherwise, of Open Text, the size and timing of any restructuring charges, the ability of Open Text to streamline its organization and the effectiveness of any cost reduction activities or any restructuring, the Company’s growth and profitability prospects, and ability to meet its profitability goals, the Company’s ability to enhance its strategic partnerships and bring new products to market that meet the needs of its customers, and the benefits of the Company’s products to be realized by customers. The risks and uncertainties that may affect forward-looking statements include, among others, the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of Open Text’s customers, demand for Open Text ‘s products, the ability of Open Text to develop new products that meet the needs of customers, and other risks detailed from time to time in Open Text’s filings with the Securities and Exchange Commission and Canadian provincial securities regulators, including Open Text’s Annual Report on Form 10-K for the year ended June 30, 2005 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. Forward-looking statements are based on management’s current plans, estimates, projections, beliefs and opinions, and the Company does not undertake any obligation to update forward-looking statements should assumptions related to these plans, estimates, projections, beliefs and opinions change.

Notes

(1)	All dollar amounts in this press release are in U.S Dollars unless otherwise indicated.
(2)	Use of US Non-GAAP financial measures.

In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures adjusted EPS and adjusted net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or EPS presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. Open Text strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (loss), and restructuring, all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management internally evaluates the performance of the Company’s business. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangibles, restructuring costs, other income/expense and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a better indication of Open Text’s performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance. In view of this, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this release. The following charts provide reconciliation (unaudited) of US GAAP based financial measures to non-US GAAP based financial measures referred to in this press release:

Reconciliation (unaudited) of US GAAP based Net Income to Adjusted Net Income (in millions of US dollars) for the fiscal quarters ended December 31, 2005 and 2004:

	Three months ended December 31, 2005	Three months ended December 31, 2004
GAAP based “Net Income”	$2.7	$11.0

Amortization of intangibles	7.0	6.1

Restructuring	8.8	(1.4)

Share-based compensation expense	1.3	—

Other (Income)/Expense	1.2	1.7

Tax Impact on Above	(5.6)	(1.8)

Non-GAAP based “Adjusted Net Income”	$15.4	$15.6

Reconciliation (unaudited) of US GAAP based EPS to non-US GAAP based EPS for the fiscal quarters ended December 31, 2005 and 2004; EPS has been calculated on a diluted basis:

	Three months ended December 31, 2005	Three months ended December 31, 2004
GAAP based “Net Income”	$0.05	$0.21

Amortization of intangibles	0.14	0.12

Restructuring	0.18	(0.03)

Share-based compensation expense	0.03	—

Other (Income)/Expense	0.02	0.03

Tax Impact on Above	(0.11)	(0.03)

Non-GAAP based “Adjusted Net Income”	$0.31	$0.30

(3) The guidance presented is based on (a) financial information prepared by Open Text consistent with the manner in which it reports its revenue, and adjusted EPS and (b) the assumptions referred to in note (2).

The following assumptions of Company management are an integral part of the guidance presented for the quarter ending March 31, 2006. Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material.

(a) The guidance assumes a fully diluted weighted average number of shares for the quarter ended March 31, 2006 of approximately 50 million shares.

(b) Income taxes are assumed in the low 30% range on a US GAAP net income basis.

(c) Assumptions have been made concerning revenue growth and income tax rates that will be in effect and which may change depending upon both the timing and jurisdiction of future revenues.

(d) The guidance assumes no fluctuation in currency exchange rates.

For more information, please contact:

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

Anne Marie Schwartz

Director, Investor Relations

Open Text Corporation

+1-617-378-3369

aschwart@opentext.com

Alan Hoverd

Chief Financial Officer

Open Text Corporation

+1-905-762-6222

ahoverd@opentext.com

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars, except share data)

	December 31, 2005	June 30, 2005
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$87,001	$79,898
Accounts receivable – net of allowance for doubtful accounts of $3,355 as of December 31, 2005 and $3,125 as of June 30, 2005	78,268	81,936
Income taxes recoverable	10,957	11,350
Prepaid expenses and other current assets	9,595	8,438
Deferred tax assets	16,930	10,275

Total current assets	202,751	191,897
Capital assets	39,223	36,070
Goodwill	238,656	243,091
Deferred tax assets	32,417	36,499
Acquired intangible assets	112,264	127,981
Other assets	2,976	5,398

	$628,287	$640,936

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$78,967	$80,468
Current portion of long-term debt	346	—
Deferred revenues	64,492	75,227
Deferred tax liabilities	9,897	10,128

Total current liabilities	153,702	165,823
Long-term liabilities:
Accrued liabilities	23,019	25,579
Long-term debt	12,582	—
Deferred revenues	4	103
Deferred tax liabilities	25,406	29,245

Total long-term liabilities	61,011	54,927
Minority interest	4,495	4,431
Shareholders’ equity:
Share capital 48,678,407 and 48,136,932 Common Shares issued and outstanding as of December 31, 2005, and June 30, 2005, respectively	412,104	406,580
Commitment to issue shares	—	813
Additional paid-in capital	25,737	22,341
Accumulated comprehensive income	13,488	18,124
Accumulated deficit	(42,250)	(32,103)

Total shareholders’ equity	409,079	415,755

	$628,287	$640,936

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except per share data)

	Three months ended December 31,		Six months ended December 31,
	2005	2004	2005	2004
Revenues:
License	$37,131	$42,622	$62,074	$66,526
Customer support	46,476	44,542	93,122	85,334
Service	27,164	27,528	48,205	48,428

Total revenues	110,771	114,692	203,401	200,288
Cost of revenues:
License (1)	1,811	3,051	4,199	5,205
Customer support	7,734	8,062	15,386	15,556
Service	21,393	22,585	39,997	39,239

Total cost of revenues	30,938	33,698	59,582	60,000

	79,833	80,994	143,819	140,288
Operating expenses:
Research and development	14,836	15,842	31,386	30,525
Sales and marketing	28,059	30,787	54,172	56,284
General and administrative	11,766	9,564	22,203	21,422
Depreciation	2,831	2,589	5,340	4,988
Amortization of acquired intangible assets	6,957	6,146	13,810	11,575
Special charges (recoveries)	8,793	(1,449)	26,904	(1,449)

Total operating expenses	73,242	63,479	153,815	123,345

Income (loss) from operations	6,591	17,515	(9,996)	16,943
Other expense	(1,240)	(1,691)	(1,764)	(2,624)
Interest income	246	303	316	605

Income (loss) before income taxes	5,597	16,127	(11,444)	14,924
Provision for (recovery of) income taxes	2,740	4,355	(1,630)	4,030

Income (loss) before minority interest	2,857	11,772	(9,814)	10,894
Minority interest	136	802	333	910

Net income (loss) for the period	$2,721	$10,970	$(10,147)	$9,984

Basic net income (loss) per share	$0.06	$0.22	$(0.21)	$0.20

Diluted income (loss) per share *	$0.05	$0.21	$(0.21)	$0.19

Weighted average number of Common Shares outstanding
Basic	48,569	50,310	48,506	50,708

Diluted	49,871	52,361	48,506	53,120

(1) Amount excludes amortization of application software technology which is included within Amortization of acquired intangible assets	$3,653	$2,718	$7,184	$6,215

*	Due to the net loss for the six months ended December 31, 2005, diluted net loss per share has been calculated using the basic weighted average number of Common Shares outstanding, as the inclusion of any potentially dilutive securities would be anti-dilutive.

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. Dollars)

	Three months ended December 31,		Six months ended December 31,
	2005	2004	2005	2004
Cash flows from operating activities:
Net income (loss) for the period	$2,721	$10,970	$(10,147)	$9,984
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,788	8,735	19,150	16,563
Share-based compensation	1,330	—	2,743	—
Excess tax benefits on share-based compensation expense	(644)	—	(644)	—
Undistributed earnings related to minority interest	136	802	333	910
Deferred taxes	(687)	290	(6,045)	3,226
Impairment of capital assets	1,654	—	3,667	—
Changes in operating assets and liabilities:
Accounts receivable	(3,319)	(15,274)	5,466	3,461
Prepaid expenses and other current assets	1,103	956	(928)	(905)
Income taxes	(447)	(1,309)	(1,069)	(6,691)
Accounts payable and accrued liabilities	6,556	7,722	11,347	(2,491)
Deferred revenue	(2,708)	(1,182)	(9,204)	(7,231)
Other assets	865	—	2,003	—

Net cash provided by operating activities	16,348	11,710	16,672	16,826

Cash flows used in investing activities:
Acquisition of capital assets	(8,160)	(4,277)	(14,097)	(7,671)
Purchase of Vista, net of cash acquired	—	—	—	(23,690)
Purchase of Artesia, net of cash acquired	—	—	—	(5,057)
Purchase of Gauss, net of cash acquired	(6)	(57)	(91)	(979)
Purchase of IXOS, net of cash acquired	(1,121)	(3,453)	(4,228)	(4,275)
Additional purchase consideration for prior period acquisitions	(50)	(191)	(3,278)	(1,194)
Acquisition related costs	(845)	(3,411)	(1,844)	(7,174)

Net cash used in investing activities	(10,182)	(11,389)	(23,538)	(50,040)

Cash flows from financing activities:
Proceeds from issuance of Common Shares	1,642	2,701	1,885	3,069
Proceeds from exercise of Warrants	—	—	—	725
Repurchase of Common Shares	—	(17,808)	—	(28,842)
Repayment of short-term bank loan	—	—	—	(2,189)
Payment obligations under capital leases	—	—	—	(48)
Excess tax benefits on share-based compensation expense	644	—	644	—
Proceeds from long-term debt	12,928	—	12,928	—

Net cash provided by (used in) financing activities	15,214	(15,107)	15,457	(27,285)

Foreign exchange gain (loss) on cash held in foreign currencies	(1,146)	5,507	(1,488)	5,686

Increase (decrease) in cash and cash equivalents, during the period	20,234	(9,279)	7,103	(54,813)
Cash and cash equivalents, beginning of period	66,767	111,453	79,898	156,987

Cash and cash equivalents, end of period	$87,001	$102,174	$87,001	$102,174